UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

Ocwen Financial Corporation
 (Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100 West Palm Beach, Florida		33409

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 682-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Voluntary Disclosure of Other Events

          On April 30, 2007, Ocwen Financial Corporation (the “Company”) entered into a Stock Repurchase Agreement with Wishco, Inc. (“Wishco”) and B.N.W. Partners (“BNW”) whereby the Company agreed to purchase 648,060 shares of Common Stock, par value $.01 per share, of the Company owned by Wishco and 351,940 shares of Common Stock, par value $.01 per share, of the Company owned by BNW (the “Shares”) at a price of $14.52 per share.  The aggregate purchase price for the Shares was $14,520,000, which was paid on April 30, 2007, in accordance with the terms of the Stock Repurchase Agreement.

          The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Repurchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

          Wishco is a holding company controlled by Barry N. Wish pursuant to his ownership of 93.0% of Wishco’s common stock.  BNW is a partnership owned by Mr. Wish.  Mr. Wish is the Chairman Emeritus and a director of the Company.

Section 9 - Financial Statements and Exhibits

     Item 9.01   Financial Statements and Exhibits.

          (a)       Financial statements of businesses acquired.

                     (1)     None.

          (b)       Pro forma financial information.

                     (2)     None.

          (d)       Exhibits.

10.1	Stock Repurchase Agreement between Wishco, Inc. and Ocwen Financial Corporation, dated as of April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCWEN FINANCIAL CORPORATION

Date: May 1, 2007	By:	/s/ David J. Gunter

David J. Gunter, Senior Vice President
and Chief Financial Officer
(principal financial officer)